UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2011
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona	85719
(Address of principal executive offices)	(Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

4320-196 Street, S.W., #111, Lynwood, WA 98036-6754
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2011, Titan Iron Ore Corp. ("Titan" or the "Company") entered into an option agreement with Globex Mining Enterprises Inc. ("Globex") effective July 12, 2011 (the "Agreement"), pursuant to which Globex granted the Company the right (the "Option") for a period of 90 days from July 12, 2011 to acquire an undivided 100% interest in and to 144 mining claims (the "Property") located in the Labrador trough area in the Province of Quebec, Canada.

In consideration for the Option and the exclusive right to acquire the Property, Titan paid to Globex the sum of US$40,000 which sum will be applied to the purchase price in the event the Option is exercised. In order to exercise the Option, subject to the parties entering into a definitive asset purchase agreement (the “APA”) Titan must complete the following and/or meet the following conditions:

1. pay $50,000 and issue 6,000,000 common shares in the capital of Titan to Globexwithin the earlier of five business days of closing of the APA or six months fromJuly 12, 2011 (the “Initial Payment”);

2. make total cash payments of $4,000,000 over a 60 month period;

3.
an Advance Minimum Royalty ("AMR") payment commences 72 months from the date of Initial Payment in the sum of $100,000 per year, which will be deducted from any future production royalty payments, until such time the property enters commercial production. Upon commencement of commercial production, the annual AMR shall convert to a 3% GMR on iron ore and other mineral materials; and

4.
at the commencement of commercial production from the Property, the annual AMR shall convert to a 3% Gross Metal Royalty (as defined in the agreement) on iron ore and other mineral materials produced and sold from the Property (the "Production Royalty"). Except for events of Force Majeure (as defined in the agreement) in no event shall the Production Royalty paid to Globex be less than $100,000 in any given calendar year.

During the term of the Option and provided that Titan elects to exercise the Option and the parties execute and deliver the APA, Titan agreed to perform, or cause to be performed, annual labor for the benefit of the Property or timely pay all maintenance fees, and make all required filings with the provincial government in order to maintain the Property in effect and in good standing.

The Agreement is attached as exhibit 10.1 and is hereby incorporated by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

As disclosed in the current report on form 8-K filed July 8, 2011 and in connection with the Schedule 14F1 filed on July 12, 2011, Ed Mulhern’s resignation as a director of the Company became effective July 22, 2011 and Ronald Richman was effectively appointed to fill the vacancy created by such resignation.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits.

Exhibit	Exhibit Description

10.1	Option Agreement dated effective July 12, 2011 between Titan Iron Ore Corp. and Globex Mining Enterprises Inc.

99.1	Press Release dated July 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP
Date: July 28, 2011	By: /s/ Andrew Brodkey Name: Andrew Brodkey Title:President, CEO and Director
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